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                                                                 EXHIBIT 10.17.1

                            INDEMNIFICATION AGREEMENT

      This Indemnification Agreement (this "Agreement"), dated as of _________ ___, 2004, between Advanced Fibre Communications, Inc., a Delaware corporation (the "Corporation"), and _____________ ("Indemnitee"),

                              W I T N E S S E T H:

      WHEREAS, Indemnitee is either a member of the board of directors of the Corporation (the "Board of Directors") or an officer of the Corporation, or both, and in such capacity or capacities, or otherwise as an Agent (as hereinafter defined) of the Corporation, is performing a valuable service for the Corporation; and

      WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he or she be indemnified as herein provided; and

      WHEREAS, it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity and advancement of expenses provided for herein:

      NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and of Indemnitee continuing to serve the Corporation as an Agent and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Services by Indemnitee. Indemnitee agrees to serve (a) as a director or an officer of the Corporation, or both, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Restated Certificate of Incorporation and By-Laws of the Corporation, and until such time as Indemnitee resigns or fails to stand for election or is removed from Indemnitee's position, or (b) otherwise as an Agent of the Corporation. Indemnitee may from time to time also perform other services at the request or for the convenience of, or otherwise benefiting the Corporation. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Indemnitee shall have no obligation under this Agreement to continue to serve in any such position and the Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position.

      2. Indemnification. Subject to the terms and conditions of this Agreement, the Corporation hereby agrees to indemnify Indemnitee as follows:

      The Corporation shall, with respect to any Proceeding (as hereinafter defined) associated with Indemnitee's being an Agent (as hereinafter defined), indemnify Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide before such amendment). The right to indemnification conferred herein shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the

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Corporation as an Agent and shall be enforceable as a contract right. Without in any way limiting or diminishing the scope of the indemnification provided by this Section 2, the Corporation agrees to indemnify Indemnitee to the fullest extent permitted by law if and wherever Indemnitee is or was a party to, or is threatened to be made a party to, any Proceeding, including without limitation any Proceeding brought by or in the right of the Corporation, by reason of the fact that Indemnitee is or was an Agent or by reason of anything done or not done by Indemnitee in such capacity as an Agent, against all Expenses (as hereinafter defined) and Liabilities (as hereinafter defined) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 3 and 8 below. Notwithstanding the foregoing, the Corporation shall not be required to indemnify Indemnitee in connection with a Proceeding commenced by Indemnitee unless (i) such Proceeding was commenced by Indemnitee to enforce Indemnitee's rights under this Agreement or (ii) the commencement of such Proceeding was authorized by the Board of Directors.

      3.    Advancement of Expenses.

      (a) Advancement of Expenses. The Corporation agrees with Indemnitee that all reasonable Expenses incurred by or on behalf of Indemnitee (including costs of enforcement of this Agreement) in connection with a Proceeding shall be advanced from time to time by the Corporation to Indemnitee within thirty (30) days after the receipt by the Corporation of a written request by or on behalf of Indemnitee for an advance of such Expenses, whether prior to, during or after final disposition of a Proceeding (including without limitation any Proceeding brought by or in the right of the Corporation), except to the extent that there has been a Final Adverse Determination (as hereinafter defined) that Indemnitee is not entitled to be indemnified for such Expenses. A written request by an Indemnitee for an advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee for which the Indemnitee is seeking an advance. In the event that such written request shall be accompanied by an affidavit of counsel to Indemnitee to the effect that such counsel has reviewed such Expenses and that such Expenses are reasonable in such counsel's view, then such expenses shall be deemed reasonable in the absence of clear and convincing evidence to the contrary. By execution of this Agreement, Indemnitee shall be deemed to have made whatever undertaking as may be required by law at the time of any advancement of Expenses with respect to repayment to the Corporation of such advanced Expenses. In the event that the Corporation shall breach its obligation to advance Expenses under this Section 3, the parties hereto agree that Indemnitee's remedies available at law would not be adequate and that Indemnitee would be entitled to the remedies of specific performance and injunctive relief to enforce such obligation of the Corporation. The Corporation acknowledges that it has agreed to advance Expenses hereunder in order to promote the business interests of the Corporation and the Corporation agrees with Indemnitee that it will not fail to comply with its obligation to advance Expenses to Indemnitee as required under this Agreement on the ground that such advancement violates or would violate Section 13(k) of the Securities Exchange Act of 1934, as amended, unless the Corporation has received an affirmative and unqualified written opinion of Independent Legal Counsel to the effect that such an advance of Expenses would result in a violation of said
Section 13(k).

                                      -2-

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      (b)   Witness Expenses in Certain Proceedings. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee was or is, by reason of the fact that the Indemnitee is or was an Agent, a witness or other non-party participant in any Proceeding to which the Indemnitee is not made a party, the Corporation shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf solely in connection with the Indemnitee's being a witness or other non-party participant in such Proceeding, and in preparing to be a witness or such other non-party participant in such Proceeding without the need for any determination with respect to the Indemnitee's conduct pursuant to
Section 5 of this Agreement.

      4. Presumptions and Effect of Certain Proceedings. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement (whether with or without court approval), arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as determined by a judgment or other final adjudication adverse to Indemnitee, establish a presumption with regard to any factual matter relevant to determining Indemnitee's rights to indemnification hereunder. If the forum so empowered to make a determination of Indemnitee's entitlement to indemnification pursuant to Section 5 hereof shall have failed to make the requested determination within sixty (60) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event that could enable the Corporation to determine Indemnitee's entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

      5.    Procedure for Determination of Entitlement to Indemnification.

      (a) Whenever Indemnitee believes that Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Corporation. The Corporation's obligation to comply with such request for indemnification is subject to the condition that the matter of the Indemnitee's entitlement to such indemnification under applicable law has been heard before a forum referred to in Section 5(b) below and such forum shall not have determined that the Indemnitee did not meet the required standard of conduct under applicable law; provided, however, that such condition shall not be applicable (and no such hearing or determination shall be required) (i) where indemnification is mandatory under applicable law, (ii) with respect to any request for indemnification by an Indemnitee under Section 3(b) or (iii) in any case in which such determination is, by the express terms of this Agreement (including but not limited to Section 4 hereof), deemed to have been made or is otherwise not required to be made under this Agreement, and in each such case payment of indemnification to which an Indemnitee is entitled under this Agreement shall be made within thirty (30) days after such request is received by the Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification. In any event, Indemnitee shall submit Indemnitee's claim for indemnification within a reasonable time, not to exceed five (5) years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or final determination, whichever is the later date for which Indemnitee requests

                                      -3-

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indemnification. The Secretary or other appropriate officer of the Corporation shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request. Determination of Indemnitee's entitlement to indemnification shall be made not later than sixty (60) days after the Corporation's receipt of Indemnitee's written request for such indemnification, provided that any request for indemnification for Liabilities, other than amounts paid in settlement, shall have been made after a determination thereof in a Proceeding.

      (b) The Indemnitee shall be entitled to select the forum in which the Indemnitee's entitlement to indemnification will be heard, which selection shall be included in the written request for indemnification referred to in Section 5(a), except that the Indemnitee may not choose to have the stockholders of the Corporation make such determination without the consent of the Board of Directors. Subject to the foregoing, the forum shall be any one of the following:

            (i) the stockholders of the Corporation (with such approval being sufficient if it is given by stockholders holding a majority of the shares present at a meeting of the stockholders at which a quorum is present);

            (ii) a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum;

            (iii) Independent Legal Counsel, whose determination shall be made in a written opinion; or

            (iv) a panel of three arbitrators, one selected by the Corporation, another by Indemnitee and the third by the first two arbitrators; or if for any reason three arbitrators are not selected within thirty (30) days after the appointment of the first arbitrator, then selection of additional arbitrators shall be made by the American Arbitration Association. If any arbitrator resigns or is unable to serve in such capacity for any reason, the American Arbitration Association shall select such arbitrator's replacement. The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association now in effect.

      (c) Payment of indemnification for Liabilities and Expenses as to which Indemnitee is entitled determined pursuant to Section 5 or deemed determined pursuant to Section 4 shall be made as promptly as practicable after such determination or deemed determination and in any event within thirty (30) days thereafter.

      6. Specific Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated under this Agreement to make any payment to Indemnitee with respect to any Proceeding:

      (a) To the extent that such payment is actually made to Indemnitee under any insurance policy, or is made to Indemnitee by the Corporation or an affiliate otherwise than pursuant to this Agreement. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Corporation pursuant to this Agreement by assigning to the Corporation any claims under such insurance to the extent Indemnitee is paid by the Corporation;

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      (b)   For Liabilities in connection with Proceedings settled by the
Indemnitee without the Corporation's consent, which consent, however, shall not be unreasonably withheld or delayed;

      (c) For an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or similar provisions of any state statutory or common law; or

      (d) To the extent it would be otherwise prohibited by law, if so established by a judgment or other final adjudication adverse to Indemnitee.

      7. Fees and Expenses of Forum. The Corporation agrees to pay all reasonable fees and expenses associated with the determination of the Indemnitee's entitlement to indemnification in accordance with Section 5(b), including, without limitation, fees and expenses in connection with a meeting of the stockholders of the Corporation and the reasonable fees and expenses of Disinterested Directors, Independent Legal Counsel or a panel of three arbitrators should such Disinterested Directors, Independent Legal Counsel or such arbitrators be retained to make a determination of Indemnitee's entitlement to indemnification pursuant to Section 5(b) of this Agreement, and the Corporation shall fully indemnify such Disinterested Directors, Independent Legal Counsel or arbitrators against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

      8.    Remedies of Indemnitee.

      (a) In the event that (i) a determination pursuant to Section 5 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not timely made pursuant to this Agreement, (iii) payment of indemnification to the Indemnitee has not been timely made pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, then Indemnitee shall be entitled to a final adjudication in the Court of Chancery of the State of Delaware of the Indemnitee's rights and remedies under this Agreement (which remedies may include, without limitation, an order compelling enforcement of the Corporation's obligations under this Agreement through the remedy of specific performance or injunctive relief). Alternatively, unless (i) the determination of the Indemnitee's entitlement to indemnification was made by a panel of arbitrators pursuant to Section 5(b)(iv) hereof, or (ii) court approval is required by law for the indemnification sought by Indemnitee, Indemnitee at Indemnitee's option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within ninety (90) days following the filing of the demand for arbitration. The Corporation shall not oppose Indemnitee's right to seek any such adjudication or arbitration award. In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement and the Corporation shall have the burden of proof to overcome that presumption.

      (b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5 hereof, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 8 shall be made de novo on the

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merits and Indemnitee shall not be prejudiced by reason of such prior determination that Indemnitee is not entitled to indemnification.

      (c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 hereof, or is deemed to have been made pursuant to Section 4 hereof or otherwise pursuant to the terms of this Agreement, then the Corporation shall be bound by such determination or deemed determination in the absence of an intentional misrepresentation or omission of a material fact by Indemnitee in connection with such determination.

      (d) The Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

      (e) Expenses reasonably incurred by Indemnitee in connection with Indemnitee's request for indemnification under this Agreement, seeking enforcement of this Agreement or to recover damages for breach of this Agreement shall be borne by the Corporation when and as incurred by Indemnitee irrespective of any Final Adverse Determination that Indemnitee is not entitled to indemnification.

      9. Contribution. If the Indemnitee is not entitled to the indemnification provided in Section 2 for any reason other than the statutory limitations set forth in the Delaware General Corporation Law, then the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount of Expenses and Liabilities actually and reasonably incurred and paid or to be paid by the Indemnitee in such proportion as is deemed fair and reasonable in light of all the circumstances of the relevant Proceeding to reflect (i) the relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such Proceeding arose and (ii) the relative fault of the Corporation on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses and Liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Expenses and Liabilities. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

      10. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of any Expenses or Liabilities of any type whatsoever, but the Indemnitee is not entitled, however, to indemnification for the total amount thereof, then the Corporation shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

      11.   Maintenance of Insurance; Notice.

      (a) The Corporation represents that it presently has in place certain directors' and officers' liability insurance policies covering its directors and officers. Subject only to the

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provisions within this Section 11, the Corporation agrees that so long as
Indemnitee shall have consented to serve or shall continue to serve as a director or officer of the Corporation, or both, or as an Agent of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding (such periods being hereinafter sometimes referred to as the "Indemnification Period"), the Corporation will use all reasonable efforts to maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors' and officers' liability insurance from established and reputable insurers, providing, in all respects, coverage both in scope and amount which is no less favorable than that presently provided. Notwithstanding the foregoing, the Corporation shall not be required to maintain said policies of directors' and officers' liability insurance during any time period if during such period such insurance is not reasonably available or if it is determined in good faith by the then Board of Directors either that:

            (i) The premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder; or

            (ii) The protection provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance.

      Anything in this Agreement to the contrary notwithstanding, to the extent that and for so long as the Corporation shall choose to continue to maintain any policies of directors' and officers' liability insurance during the Indemnification Period, the Corporation shall maintain similar and equivalent insurance for the benefit of Indemnitee during the Indemnification Period (unless such insurance shall be less favorable to Indemnitee than the Corporation's existing policies).

      (b) If, at the time of the receipt of a written request for indemnification pursuant to Section 5(a), the Corporation has directors' and officers' liability insurance in effect, the Corporation shall give prompt notice of the commencement of the Proceeding to which such indemnification request relates to the insurer or insurers providing such directors' and officers' liability insurance in accordance with the procedures set forth in the respective directors' and officers' liability insurance policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable by such insurers as a result of such proceeding in accordance with the terms of such directors' and officers' liability insurance policies.

      12. Modification, Waiver, Termination and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

      13. Subrogation. In the event of a payment to the Indemnitee under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to the circumstances giving rise to such payment, and such Indemnitee shall execute all papers reasonably required and shall do everything that may be necessary to secure any such subrogation rights, including the execution of such documents reasonably necessary to enable the Corporation effectively to bring suit to enforce such rights.

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      14.   Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Corporation will not relieve it from any liability that it may have to Indemnitee if such omission does not prejudice the Corporation's rights. If such omission does prejudice the Corporation's rights, the Corporation will be relieved from liability only to the extent of such prejudice. Notwithstanding the foregoing, such omission will not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

      (a) The Corporation will be entitled to participate therein at its own expense; and

      (b) The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding without the Indemnitee's written consent if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of the Corporation's election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

            (i) the employment of counsel by Indemnitee has been authorized by the Corporation;

            (ii) Indemnitee shall have reasonably concluded that counsel engaged by the Corporation may not adequately represent Indemnitee due to, among other things, actual or potential differing interests; or

            (iii) the Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

      (c) The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; provided, however, that Indemnitee will not unreasonably withhold his or her consent to any proposed settlement.

      15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

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      (a)   If to Indemnitee, to:

            ____________________
            ____________________
            ____________________
            ____________________

      (b)   If to the Corporation, to:
            Advanced Fibre Communications, Inc.
            1465 North McDowell Blvd.
            Petaluma, California 94954
            Attn: General Counsel

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

      16. Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under applicable law, the Corporation's Certificate of Incorporation or By-laws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

      17.   Certain Definitions.

      (a) "Agent" shall mean any person who: (i) is or was a director or officer of the Corporation or a Subsidiary (as defined below) of the Corporation or serves or served as a member of any committee of the board of directors of the Corporation of any Subsidiary; (ii) is or was serving at the request of, for the convenience of, or to represent the interest of, the Corporation or a Subsidiary of the Corporation as a director or officer of, or member of a committee of the board of directors of (or comparable management body of), another foreign or domestic corporation, partnership, joint venture, limited liability company, trust or other enterprise or an affiliate of the Corporation; or (iii) is or was a director or officer (or member of a committee of the board of directors) of a foreign or domestic corporation which was a predecessor corporation of the Corporation or a Subsidiary of the Corporation, or is or was a director or officer (or member of a committee of the board of directors) of another enterprise or affiliate of the Corporation at the request of, for the convenience of, or to represent the interests of, such predecessor corporation. The term "ENTERPRISE" includes, without limitation, any employee benefit plan of the Corporation, its Subsidiaries, affiliates and predecessor corporations. The term "SUBSIDIARY" means any corporation of which more than fifty percent (50%) of the outstanding voting securities is owned directly or indirectly by (i) the Corporation, (ii) the Corporation and one or more of its Subsidiaries or (iii) one or more of the Corporation's Subsidiaries.

      (b) "Disinterested Director" shall mean a director of the Corporation who is not or was not a party to or otherwise involved in the Proceeding in respect of which indemnification is being sought by Indemnitee.

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      (c)   "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by the Corporation or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, any similar agreement, the Certificate of Incorporation or By-laws of the Corporation or any Subsidiary, applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.

      (d) "Final Adverse Determination" shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to
Section 5 hereof and either (i) a final adjudication in the Court of Chancery of the State of Delaware or decision of an arbitrator pursuant to Section 8(a) hereof shall have denied Indemnitee's right to indemnification hereunder, or
(ii) Indemnitee shall have failed to file a complaint in a Delaware court or seek an arbitrator's award pursuant to Section 8(a) for a period of one hundred eighty (180) days after the determination made pursuant to Section 5 hereof.

      (e) "Independent Legal Counsel" shall mean a law firm or a member of a firm selected by the Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld) that neither is presently nor in the past five (5) years has been retained to represent: (i) the Corporation or any of its Subsidiaries or affiliates, or Indemnitee or any corporation of which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

      (f) "Liabilities" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

      (g) "Proceeding" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom, that is associated with Indemnitee's being an Agent of the Corporation.

      18. Binding Effect; Duration and Scope of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Agent.

      19. Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

      (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

      (b) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

      20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware, without regard to conflict of laws rules.

      21. Consent to Jurisdiction. The Corporation and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

      22. Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to in Section 16 hereof.

      23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by a duly authorized officer and Indemnitee has executed this Agreement as of the date first above written.

                                      ADVANCED FIBRE COMMUNICATIONS, INC.

                                      By ________________________________

                                      INDEMNITEE

                                      ___________________________________

                                      -11-